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                                                                     Exhibit 5.2

                 [TRIPLETT, WOOLF & GARRETSON, LLC LETTERHEAD]


                                 June 11, 1998



Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501-0529

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 (Registration Statement No. 333-48221) (the "Registration Statement") filed by Nebraska Book Company, Inc., a Kansas corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on March 19, 1998, pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated under the Act, we have been requested to render our opinion as to certain matters relating to the legality of the securities being registered. The Registration Statement relates to the registration under the Act of the Company's 8 3/4% Senior Subordinated Notes due 2008 (the "Exchange Notes"). The Exchange Notes are to be offered in exchange for the 8 3/4% Senior Subordinated Notes due 2008 issued and sold by the Company on February 13, 1998, in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company under the Indenture (the "Indenture"), dated as of February 13, 1998, between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used in this letter and not otherwise defined shall have the respective meanings ascribed to those terms in the Registration Statement.

     In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

     (i) the Registration Statement (including the exhibits thereto) as submitted to the Securities and Exchange Commission on March 19, 1998;

     (ii) the Indenture included as Exhibit 4.1 to the Registration Statement;
and

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June 11, 1998
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     (iii) the form of the Exchange Notes included as Exhibit 4.4 to the
Registration Statement.

     In addition, we have examined copies of such corporate records and other instruments as we have deemed necessary or appropriate, including the articles of incorporation and bylaws of the Company and such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. In our examination of such documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid, existing agreements and other documents, the authenticity of the latter documents and the legal capacity of all individuals who have executed any of such documents.

     In expressing the opinions set forth in this letter, we have relied upon the factual matters contained in the representations and warranties of the Company made in such documents and upon certificates of public officials and the Company, and we have assumed that the Exchange Notes will be issued as described in the Registration Statement and that the offers and sales of the Exchange Notes in the State of Kansas, if any, will be exempt from registration under the Kansas Securities Act and the regulations and orders related thereto.

     The opinions expressed in this letter are limited to the laws of the State of Kansas. Our opinion is rendered only with respect to the laws, rules, regulations and orders which are currently in effect.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated in this letter, we are of the opinion that:

          1. All corporate actions required to be taken for the due and proper authorization, execution and delivery of the Indenture and the due and valid issuance and delivery of the Exchange Notes have been duly and validly taken.

          2. The execution and delivery by the Company of the Indenture and the issuance and delivery of the Exchange Notes will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or of any statute, rule or regulations of the State of Kansas.

     Our opinions expressed above are limited to the laws of the State of Kansas. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders promulgated under those laws, that are currently in effect.
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June 11, 1998
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     We consent to the use of our name in the Registration Statement and in the prospectus included in the Registration Statement as our name appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated under the Act.


                        Very truly yours,


                        TRIPLETT, WOOLF & GARRETSON, LLC


                        /s/ Tad Patton
                        ---------------------------------
                        By Tad Patton


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